                                     EXHIBIT 10.1

                    AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

                                 AMONG THE REGISTRANT

                     AND FIRST ALLIANCE/PREMIER BANCSHARES, INC.

                             DATED AS OF DECEMBER 19, 1996,

                                    AS AMENDED BY

                                AMENDMENT NO. 1 DATED

                               AS OF FEBRUARY 25, 1997

                                 AMENDED AND RESTATED
                               STOCK PURCHASE AGREEMENT


                                    BY AND BETWEEN


                                    NET.B@NK, INC.

                                         AND

                       FIRST ALLIANCE/PREMIER BANCSHARES, INC.

                                 AMENDED AND RESTATED
                               STOCK PURCHASE AGREEMENT


    THIS AMENDED AND RESTATED STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of the 19th day of December, 1996, by and between NET.B@NK, INC. (the "Company"), a corporation organized and existing under the laws of the State of Georgia and FIRST ALLIANCE/PREMIER BANCSHARES, INC., a corporation organized and existing under the laws of the State of Georgia ("Bancshares").

                                       PREAMBLE

    WHEREAS, a majority of the entire Board of Directors of each of the Company and Bancshares have, respectively, approved and made this Agreement and authorized its execution; and

    WHEREAS, Bancshares is the sole shareholder of Premier Bank, F.S.B. ("Bank"); and

    WHEREAS, Bancshares anticipates that it will consolidate the operations of First Alliance Bank and Bank pursuant to a Purchase and Assumption Agreement; and

    WHEREAS, the Boards of Directors of the Company and Bancshares are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective stockholders; and

    WHEREAS, the stock purchase described herein is subject to regulatory approval and the satisfaction of certain other conditions described in this Agreement.

    NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:


                                     ARTICLE ONE
                                     DEFINITIONS

    Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

    1.1  "Agreement" shall mean this Stock Purchase Agreement.

    1.2  "Bancshares" shall mean First Alliance/Premier Bancshares,  Inc.

    1.3  "Bank" shall mean Premier Bank, F.S.B.

    1.4 "Bank Financial Statement" shall mean the financial statement of Bank described in Section 4.4 of this Agreement.

    1.5 "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

    1.6 "Closing" shall mean the closing of the transactions contemplated hereunder which, unless the Parties otherwise agree, will take place on the Effective Date, as described in Section 3.1 of this Agreement.

    1.7 "Common Stock" shall mean the $8.00 par value common stock of the Bank.

    1.8 "Effective Date" shall mean the date and time on which the stock purchase contemplated by this Agreement becomes effective pursuant to the laws of the State of Georgia as defined in Section 3.2 of this Agreement.

    1.9 "ERISA" shall mean Public Law No. 93406, the Employee Retirement Income Security Act of 1974, as amended.

    1.10 Exhibits 1 and 2, inclusive, and the Schedules referenced herein, shall mean the respective Exhibits and Schedules so marked, each of which has been initialed for identification by an officer of the Company and an officer of the Bank, and bound sets of which have been delivered to the respective Parties. Such Exhibits and Schedules are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

    1.11 "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

    1.12 "GAAP" shall mean generally accepted accounting principles.

    1.13 "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

    1.14 "OTS" shall mean the Office of Thrift Supervision.

    1.15 "Party" shall mean either the Company or Bancshares and "Parties" shall mean collectively the Company and Bancshares.

    1.16 "Previously Disclosed" shall mean information delivered prior to the date of this Agreement in the manner and to the counsel described in Section
11.7 of this Agreement and describing in reasonable detail the matters contained therein.

    1.17 "Purchase and Assumption Transaction" shall mean the transaction described in Section 9.12 hereof pursuant to an agreement substantially in the form of Exhibit 1 attached hereto.

    1.18 "Regulatory Authorities" shall mean the applicable federal and state regulatory authorities.

    1.19 "Subsidiaries" or "Subsidiary" shall mean those corporations, associations or other entities of which the entity in question owns or controls 80% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 80% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure, any such entity which owns or operates an automatic teller machine interchange network or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.


                                     ARTICLE TWO

                                  PURCHASE OF STOCK

    2.1 TRANSFER OF CERTIFICATES. Subject to the terms and conditions of this Agreement, on the Effective Date Bancshares agrees to sell, assign, transfer and deliver all of the $8.00 par value common stock of the Bank (the "Common Stock") to the Company, and the Company agrees to purchase the Common Stock from Bancshares. The certificates representing the Common Stock shall be duly endorsed in blank, or accompanied by a stock power duly executed in blank, by Bancshares, with all necessary transfer tax and other revenue stamps, acquired at Bancshares' expense, affixed and cancelled. Bancshares agrees to cure at any time after closing, without further compensation, any deficiencies with respect to the endorsement of the certificates representing the Common Stock or with respect to the stock power accompanying such certificate.

    2.2 PURCHASE PRICE. In full consideration for the purchase by the Company of the Common Stock, the Company shall on the Effective Date (i) pay to Bancshares an amount in cash equal to the sum of the amount of the Bank's unimpaired capital at Closing plus $100,000, and (ii) transfer to Bancshares 833 shares of the common stock of the Company (the "Company Common Stock") valued at $120.00 per share which is the "agreed-upon" value of shares issued to certain of the Company's investors by the Company. For the purpose of this Agreement, the term "unimpaired capital" shall mean the sum of the Bank's paid in capital, capital surplus, retained earnings and allocation for loan and lease losses with respect to any loans and leases, immediately following consummation of the Purchase and Assumption Transaction.

    2.3 ANTI-DILUTION PROVISIONS. In the event that the Company changes the number of shares of the Company Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend or similar recapitalization with respect to the Company Common Stock, the number of shares issued to Bancshares as described in Section 2.2 shall be proportionately adjusted.

    2.4 DIRECTOR AND OFFICERS OF THE BANK. Effective as of the Effective Date, Bancshares shall deliver to the Company the resignations of all directors and officers of the Bank.


                                    ARTICLE THREE

                              CLOSING AND EFFECTIVE DATE

    3.1 TIME AND PLACE OF CLOSING. A Closing will take place at 11:00 a.m. on the Effective Date, or at such other time as the Parties may mutually agree.
The place of Closing shall be the offices of Bancshares at 2180 Atlanta Plaza, 950 East Paces Ferry Road, Atlanta, Georgia 30326, or at such other place as may be mutually agreed upon by the Parties.

    3.2 EFFECTIVE DATE. Upon the terms and subject to the conditions hereof, as soon as practicable after receipt of the requisite regulatory approvals following consummation of the Purchase and Assumption Transaction, but not later than March 31, 1997, the parties shall designate an Effective Date on which the Closing shall take place.


                                     ARTICLE FOUR

                     REPRESENTATIONS AND WARRANTIES OF BANCSHARES

    Bancshares hereby represents and warrants to the Company as follows:

    4.1 ORGANIZATION, STANDING AND AUTHORITY. The Bank is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States, is duly qualified to do business and is in good standing in the States of the United States and jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified could have a material adverse effect upon the Bank, and has corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, properties and businesses, and to execute and deliver this Agreement and perform its terms. The Bank is an "insured bank" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The Bank has in effect all federal, state, local and foreign governmental authorization necessary for it to own or lease its properties and assets and to carry on its businesses as they are now being conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the financial condition or operations of the Bank.

    4.2  CAPITAL STOCK.

    (a) The authorized capital stock of the Bank consists of 1,000,000 shares of Common Stock, $8.00 par value, of which 320,550 shares are issued and outstanding as of the date of this Agreement. The Bank holds no shares of its Common Stock in its treasury. As of the date of this Agreement, the Bank has reserved no shares of its Common Stock for issuance to directors, officers and employees subject to options.

    (b) All of the issued and outstanding shares of the Bank's Common Stock are duly and validly issued and outstanding and are fully paid and non-assessable. None of the outstanding shares of the Bank's Common Stock has been issued in violation of any preemptive rights of the current or past stockholders of the Bank. Except as set forth above, there are no shares of capital stock or other equity securities of the Bank outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of the Bank, or contracts, commitments, understandings or arrangements by which the Bank was or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

    4.3  AUTHORITY.

    (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Bancshares. This Agreement represents a legal, valid and binding obligation of Bancshares enforceable against Bancshares in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

    (b) Neither the execution and delivery of this Agreement by Bancshares, nor the consummation by Bancshares of the transactions contemplated herein, nor compliance by Bancshares with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Bancshares' or the Bank's Articles of Incorporation or Bylaws, or (ii) constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or assets of Bancshares or the Bank, pursuant to any note, bond, mortgage, indenture, license, agreement, lease, or other instrument or obligation to which they are a party or by which they or any of their properties or assets may be subject, and that would, in any such events, have a material adverse effect on the financial condition or operations of the Bank or the transactions contemplated hereby, or (iii) subject to receipt of the requisite approvals referred to in Section 9.5 of this Agreement, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Bank or any of its properties or assets.

    (c) Other than (i) in connection or compliance with the provisions of applicable state corporate law, (ii) notices to, consents, authorizations, approvals, or exemptions required from the Regulatory Authorities and (iii) notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, no notice to, filing with, authorization of, or exemption by, or consent or approval of any public body or authority is necessary for the consummation by the Bank of the transactions contemplated in this Agreement.

    4.4 FINANCIAL STATEMENT. The Bank has delivered to the Company prior to the execution of this Agreement the following financial statement (a copy of which is attached hereto as Exhibit 2) of the Bank (referred to herein, together with the footnotes thereto, as the "Bank's Financial Statement"): A pro forma balance sheet giving effect to the asset purchase transaction pursuant to the Purchase and Assumption Transaction referred to in Section 9.12 hereof.

    The Bank's Financial Statement (as of the date thereof) is in accordance with the books and records of the Bank, which are complete and accurate in all material respects and which have been maintained in accordance with sound and prudent business practices.

    4.5 ABSENCE OF UNDISCLOSED LIABILITIES. Giving effect to the Purchase and Assumption Transaction, the Bank has no obligation or liability (contingent or otherwise) that has not been fully assumed by First Alliance Bank, except as disclosed in the Bank's Financial Statement.

    4.6 TAX MATTERS. All federal, state and local tax returns required to be filed by or on behalf of Bancshares, the Bank and any affiliated group (as defined in Section 1504 of the Internal Revenue Code) of which the Bank is a member have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ending on or before March 31, 1995, and all returns filed are complete and accurate to the best information and belief of Bancshares's management and the Bank's management. All taxes due on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination adverse to the Bank, except as reserved for in the Bank's Financial Statements. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid. No federal income tax returns for Bancshares, the Bank or any affiliated group (as defined in Section 1504 of the Internal Revenue Code) of which the Bank is a member have been audited by the Internal Revenue Service.

    4.7 LOANS. To the best knowledge and belief of management of the Bank, as of the date of this Agreement, each loan reflected as an asset of the Bank in the Bank's Financial Statement is the legal, valid and binding obligation of the obligor named therein, and no loan, is subject to any asserted defense, offset or counterclaim known to the Bank, except as disclosed on Schedule 4.7.

    4.8 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan losses shown on the Bank's Financial Statement is adequate in all material respects to provide for possible losses on the loans referred to in Section 4.7 (including accrued interest receivable) as of the date hereof.

    4.9  EMPLOYEE BENEFIT PLANS.

    (a) The Company does not adopt or assume, and shall have no obligation to adopt or assume, and shall have no liability whatsoever to the Bank, employees of the Bank, or any other person, with respect to any Benefit Plan (as hereinafter defined) currently maintained by, or contributed to, by the Bank, or by which the Bank is or ever has been bound, for the benefit of the Bank's employees, retirees, dependents, spouses, directors, independent contractors, leased employees or the beneficiaries of all such persons, whether arrived at through collective bargaining or otherwise, including, without limitation: (i) any retirement, profit-sharing, deferred compensation, bonus, stock option, stock purchase, stock appreciation, pension, retainer, consulting, severance, welfare or incentive plan, agreement or arrangement, or (ii) any plan, agreement or arrangement providing for "fringe benefits" or perquisites, including but not limited to benefits relating to Bank automobiles, clubs, seminars, vacations, parking, financial planning, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, or (iii) any employment agreement written or otherwise, or (iv) any "multiemployer plan" within the meaning of ERISA Section 3(37), or (v) any other "employee benefit plan" within the meaning of ERISA Section 3(3). For purposes of this Section 4.9, the term "Bank" includes all employers (whether or not incorporated) which are treated, together with the Bank, as a single employer by reason of Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

    (b) First Alliance Bank or Bancshares shall furnish such notices and comply with such other requirements under the Bank's Benefit Plans regarding health continuation coverage for its employees as are imposed by state or federal law, including, without limitation, COBRA, ERISA, the Internal Revenue Code, and other statutes affecting health continuation coverage.

    (c) The Bank shall, prior to the Closing Date, take all actions necessary to properly terminate, as of the Closing Date, its participation in or sponsorship of the Bank's Benefit Plans, such action to include all necessary corporate authorizations, amendment of Benefit Plan documents, advance written notification to employee-participants (including, if applicable, a written notice under ERISA Section 204(h)), and filings with regulatory agencies, all as required by law and by such Benefit Plans. Employees of the Bank shall accrue no additional benefits under the Bank's Benefit Plans on or after the Closing Date. All employee benefits accrued up to and including the Closing Date under the Bank's Benefit Plans shall be the obligation of First Alliance Bank (or be reflected on the Bank's Financial Statement as liabilities).

    4.10 MATERIAL CONTRACTS. Except as otherwise reflected in the Bank's Financial Statement, neither the Bank, nor any of its assets, businesses or operations is as of the date of this Agreement a party to, or is bound or affected by, or receives benefits under, (i) any agreement, arrangement or commitment not cancelable by it without penalty other than agreements, arrangements or commitments to be fully assumed by First Alliance Bank pursuant to the Purchase and Assumption Transaction, (ii) any agreement, arrangement or commitment relating to the employment, election or retention in office of any director or officer, or (iii) any contract, agreement or understanding with any labor union.

    4.11 LEGAL PROCEEDINGS. Except as set forth below and except as related to normal foreclosure actions relating to collateral pledged to secure loans, there are no actions, suits or proceedings instituted or pending, or to the knowledge of the Bank's management, threatened (or unasserted but considered probable of assertion) against the Bank or against any properties, assets, interests, or rights of the Bank, that are reasonably expected to have either individually or in the aggregate a material adverse effect on the businesses, operations or financial condition of the Bank or that are reasonably expected to threaten or impede the consummation of the transactions contemplated by this Agreement. The Bank is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance that threatens or might impede the consummation of the transactions contemplated by this Agreement.

    4.12 REPORTS. Since the date the Bank commenced business, the Bank has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with the Regulatory Authorities and the Internal Revenue Service. Each of such reports and documents, including the financial statements, exhibits and schedules thereto, are responsive to applicable requirements and the instructions of the applicable form.

    4.13 STATEMENTS TRUE AND CORRECT. No representation or warranty made by the Bank nor any statement or certificate or instrument furnished as information which is Previously Disclosed or included in an Exhibit or Schedule by Bancshares or the Bank in connection with this Agreement nor any statement or certificate to be furnished by Bancshares or the Bank to the Company pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading. None of the information supplied or to be supplied by Bancshares or the Bank for inclusion in any documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. All documents that Bancshares or the Bank is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law.

    4.14 REGULATORY APPROVALS. Bancshares knows of no reason why the regulatory approvals required to be obtained in order to consummate the transactions contemplated hereunder and referred to in Section 9.5 of this Agreement should not be obtained without imposition of a condition or restriction of the type referred to in the last sentence of such Section.



                                     ARTICLE FIVE
                        COVENANTS AND AGREEMENTS OF BANCSHARES

    Bancshares hereby covenants and agrees with the Company as follows:

    5.1 CONDUCT OF BUSINESS; NEGATIVE COVENANTS. Unless contemplated by this Agreement, from the date of this Agreement until the earlier of the Effective Date or until the termination of this Agreement, Bancshares covenants and agrees that it will not do or agree to commit to do, any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld:

         (a)  Amend the Bank's Articles of Incorporation or Bylaws; or

         (b) Repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares of its capital stock or any securities convertible into any shares of the Bank's capital stock; or

         (c) Take any action whatsoever which would prevent it or the Bank from being able to consummate this Agreement in accordance with its terms and conditions.

    5.2 CONDUCT OF BUSINESS; AFFIRMATIVE COVENANTS. Unless the prior written consent of the Company shall have been obtained and except as otherwise contemplated herein, the Bank will operate its business only in the usual, regular and ordinary course; and take no action which would (i) adversely affect the ability of the Bank to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in Section 9.5 of this Agreement, or (ii) adversely affect the ability of the Bank to perform its covenants and agreements under this Agreement.

    5.3 ADVERSE CHANGES IN CONDITION. Bancshares hereby agrees to give written notice promptly to the Company concerning any material adverse change in its condition from the date of this Agreement until the Effective Date that might adversely affect the consummation of the transactions contemplated hereby or upon becoming aware of the occurrence or impending occurrence of any event or circumstance which would cause or constitute a material breach of any of the representations, warranties or covenants contained herein.

    5.4 COOPERATION. Bancshares hereby covenants and agrees to cooperate fully with the Company to provide such support, assistance and information to the Company as may be reasonably requested by it in connection with its application for all necessary approvals by public authorities, federal, state or local, in connection with the transactions contemplated hereby.

    5.5 INVESTIGATION AND CONFIDENTIALITY. Prior to the Effective Date, the Company may make or cause to be made such investigation, if any, of the business and properties of the Bank and of its financial and legal condition as the Company reasonably deems necessary or advisable to familiarize itself and its advisers with such business, properties, and other matters, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. Bancshares agrees to furnish the Company and the Company's advisers with such financial and operating data and other information with respect to its businesses, properties, and employees as the Company shall from time to time reasonably request. No investigation by the Company shall affect the representations and warranties of Bancshares, and subject to Section 10.3 of this Agreement, each such representation and warranty shall survive any such investigation. The Company shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by Bancshares concerning the Bank's businesses, operations and financial condition and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Date, the Company shall promptly return all documents and copies thereof and all work papers containing confidential information received from Bancshares.

    5.6 REPORTS. Bancshares shall file and shall cause the Bank to file all reports required to be filed with the Regulatory Authorities by the Bank between the date of this Agreement and the Effective Date and shall deliver to the Company copies of all such reports promptly after the same are filed. The financial statements provided by the Bank will fairly present the financial position of the Bank as of the dates indicated and the results of operations and changes in financial position for the period then ended in accordance with GAAP applicable to banks applied on a consistent basis (subject in the case of interim financial statements to normal recurring year-end adjustments).

    5.7 CURRENT INFORMATION. During the period from the date of this Agreement to the Effective Date, Bancshares shall cause one or more of its representatives to confer on a regular and frequent basis with representatives of the Company and to report on the general status of the Bank's ongoing operations. Bancshares shall promptly notify the Company of any material change in (a) the normal course of the Bank's business, or (b) in the operation of its properties, and of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution or the threat of any material litigation involving the Bank, and will keep the Company fully informed with respect to such events.

    5.8 CAPITAL STOCK. Without the prior written consent of the Company, from the date of this Agreement to the earlier of the Effective Date or the termination of this Agreement,

Bancshares shall not, and shall not enter into any agreement to, issue, sell, or otherwise permit to become outstanding any additional shares of Common Stock, or any other capital stock of the Bank, including any shares of capital stock held in the Bank's treasury, or any stock appreciation rights, or any option, warrant, conversion, or other right to purchase any such stock, or any security convertible into any such stock.

    5.9 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, Bancshares hereby agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including, but not limited to, the Purchase and Assumption Transaction referred to in Section 9.12 hereof.


                                     ARTICLE SIX
                     REPRESENTATIONS AND WARRANTS OF THE COMPANY

    The Company hereby represents and warrants to Bancshares as follows:

    6.1 ORGANIZATION, STANDING AND AUTHORITY OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified could have a material adverse effect upon the Company and its Subsidiaries on a consolidated basis, and has corporate power and authority to carry on its business as now conducted and to own, lease and operate its assets, properties and businesses, and to execute and deliver this Agreement and perform its terms. The Company has in effect all federal, state, local and foreign governmental authorization necessary for it to own or lease its properties and assets and to carry on its businesses as they are now being conducted, the absence of which, either individually or in the aggregate, would have a material adverse effect on the financial condition or operations of the Company and its Subsidiaries on a consolidated basis.

    6.2  AUTHORITY.

    (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company. This Agreement represents a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

    (b) Neither the execution and delivery of this Agreement by the Company or its Subsidiaries, nor the consummation by the Company or its Subsidiaries of the transactions contemplated herein, nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the Company's Articles of Incorporation, Articles of Association or Bylaws, or (ii) constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation, or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or assets of the Company, pursuant to any note, bond, mortgage, indenture, license, agreement, lease, or other instrument or obligation to which it is a party or by which it or any of its properties or assets may be subject, and that would, in any such event, have a material adverse effect on the financial condition or operations of the Company and its Subsidiaries on a consolidated basis or the transactions contemplated hereby, or (iii) subject to receipt of the requisite approvals referred to in Section 9.5 of this Agreement, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries or any of their properties or assets.

    (c) Other than (i) in connection or compliance with the provisions of applicable state corporate law, (ii) consents, authorizations, approvals, or exemptions required from the Regulatory Authorities, and (iii) notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, no notice to, filing with, authorization of, or exemption by, or consent or approval of any public body or authority is necessary for the consummation by the Company of the transactions contemplated in this Agreement.

    6.3 STATEMENTS TRUE AND CORRECT. No representation or warranty made by the Company nor any statement or certificate or instrument furnished as information which is Previously Disclosed or included in an Exhibit or Schedule in connection with this Agreement nor any statement or certificate to be furnished by the Company to Bancshares pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of material fact or omits or will omit to state a material fact necessary to make the statements contained therein not misleading. None of the information supplied or to be supplied by the Company for inclusion in any documents to be filed with any

Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. All documents that the Company is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law.

    6.4 REGULATORY APPROVALS. The Company knows of no reason why the regulatory approvals referred to in Section 9.5 of this Agreement should not be obtained without imposition of a condition or restriction of the type referred to in the last sentence of such Section.


                                    ARTICLE SEVEN
                       COVENANTS AND AGREEMENTS OF THE COMPANY

    7.1 APPLICATIONS. The Company shall prepare and file, or shall cause to be prepared and filed, applications with the Regulatory Authorities seeking the requisite approvals necessary to consummate the transactions contemplated by this Agreement, and shall take such other steps and actions in furtherance thereof as it deems appropriate in order to be able to secure such approvals.

    7.2 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, the Company agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement. The Company shall use all reasonable efforts to obtain consents of (and agreements with) all third parties and governmental bodies necessary or desirable for the consummation of the transactions contemplated by this Agreement.

    7.3 ADVERSE CHANGES IN CONDITION. The Company hereby agrees to give written notice promptly to Bancshares concerning any material adverse change in its condition from the date of this Agreement until the Effective Date that might adversely affect the consummation of the transactions contemplated hereby, or upon becoming aware of the occurrence or impending occurrence of any event or circumstance which would cause or constitute a material breach of any of the representations, warranties or covenants contained herein.

    7.4 COOPERATION. The Company hereby covenants and agrees to cooperate fully with Bancshares to provide such support, assistance and information to Bancshares as may be reasonably requested by it in connection with its application for all necessary approvals of the Regulatory Authorities in connection with the transactions contemplated hereby.

    7.5 INVESTIGATION AND CONFIDENTIALITY. Prior to the Effective Date, Bancshares may make or cause to be made such investigation, if any, of the business and properties of the

Company and of its financial and legal condition as Bancshares reasonably deems necessary or advisable to familiarize itself and its advisors with such business, properties, and other matters, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. The Company agrees to furnish Bancshares and Bancshares' advisors with such financial and operating data and other information with respect to its businesses, properties, and employees as Bancshares shall, from time to time, reasonably request. No investigation by Bancshares shall affect the representations and warranties of the Company, and subject to Section 10.3 of this Agreement, each such representation and warranty shall survive any such investigation. Bancshares shall, and shall cause its advisors and agents to, maintain the confidentiality of all confidential information furnished to it by the Company concerning the Company's businesses, operations and financial condition and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Date, Bancshares shall promptly return all documents and copies thereof and all work papers containing confidential information received from the Company.

    7.6 REPORTS. The Company shall file all reports required to be filed with the Regulatory Authorities between the date of this Agreement and the Effective Date and shall deliver to Bancshares copies of all such reports promptly after the same are filed.

    7.7 CURRENT INFORMATION. During the period from the date of this Agreement to the Effective Date, the Company shall cause one or more of its representatives to confer on a regular and frequent basis with representatives of Bancshares and to report on the general status of the Company's ongoing operations. The Company shall promptly notify Bancshares of any material change in (a) the normal course of the Company's business, or (b) any operations of its properties, and of any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or the institution or the threat of any material litigation involving the Company, and will keep Bancshares fully informed with respect to such events.


                                    ARTICLE EIGHT
                                ADDITIONAL AGREEMENTS

    8.1 PRESS RELEASES. Prior to the Effective Date, the Company and Bancshares shall consult with each other as to the form and substance of any press release or other public disclosure related to this Agreement or any other transaction contemplated hereby. All such press releases, announcements and other public disclosures must be reviewed in advance by the other Party prior to distribution; provided, however, that nothing in this Section 8.1 shall be deemed to prohibit any Party from making any disclosure after such consultation which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by law.

                                     ARTICLE NINE
                  CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

    The obligations of the Company and Bancshares to perform this Agreement are subject to the satisfaction of the following conditions, unless waived in writing by the Party for whose benefit such condition exists pursuant to Section
11.5 of this Agreement:

    9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Party set forth or referred to in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Date with the same effect as though all such representations and warranties had been made on and as of the Effective Date, except for any such representations and warranties confined to a specified date, which shall be true and correct in all material respects as of such date.

    9.2 PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the covenants and agreements of each Party to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Date shall have been duly performed and complied with in all material respects.

    9.3 CERTIFICATES. Each of the Parties shall have delivered to the other a certificate, dated as of the Effective Date and signed on its behalf by its Chairman of the Board, or its President, and its Treasurer, Cashier or other principal, to the effect that (i) the conditions of its obligations set forth in
Section 9.1 and Section 9.2 of this Agreement have been satisfied, and (ii) with respect to each of the Parties, that there has been no material adverse change in the financial condition or results of operations of either Party from that reflected on the most recent financial statements referred to in Section 4.4, all in such reasonable detail as the other Party shall request.

    9.4  CORPORATE AUTHORIZATION.   All action necessary to authorize the
execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Parties. Each Party shall have furnished to the other certified copies of resolutions duly adopted by such Party's Board of Directors evidencing the same.

    9.5 CONSENTS AND APPROVALS. All approvals and authorizations of, filings and registrations with, and notifications to, all federal and state authorities required for consummation of the transactions contemplated hereby and for the preventing of any termination of any right, privilege, license or agreement of either Party which, if not obtained or made, would have a material adverse impact on the financial condition or results of operation of such Party, shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired. To the extent that any lease, license, loan or financing agreement or other contract or agreement to which the Bank is a party requires the consent of or waiver from the other party thereto as a result of the transactions contemplated by this Agreement, such consent or waiver shall have been obtained, unless waived by the Company in accordance with
Section 11.5 of this Agreement. Any approval obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall not be conditioned or restricted in a manner which in the judgment of the Board of Directors of all Parties would make it impractical to consummate the transactions contemplated hereby.

    9.6 LEGAL PROCEEDINGS. No action, proceeding or any restrictive orders shall have been instituted or issued by any governmental authority or to the knowledge of the Parties threatened by any governmental authority seeking to restrain the consummation of the transactions contemplated by this Agreement which, in the opinion of the Board of Directors of the Company or Bancshares, render it impossible or inadvisable to consummate the transactions provided for in this Agreement.

    9.7 MATERIAL ADVERSE CHANGE. There shall have been no determination by the Board of Directors of any Party that the transactions contemplated by this Agreement have become impractical because any state of war, national emergency, or banking moratorium shall have been declared in the United States or a general suspension of trading on the New York Stock Exchange shall have occurred. At the Effective Date, the Assets and Liabilities and unimpaired capital of the Bank shall be identical in nature and amount to the figures shown on the Bank's Financial Statement.

    9.8 INDEMNIFICATION BY BANCSHARES. Bancshares shall indemnify and hold harmless the Company and each of their directors, officers, agents and successors and assigns against all losses, damages and expenses (including reasonable attorneys' fees), caused by or arising out of (i) any breach or default in the performance by Bancshares of any covenant or agreement of Bancshares contained in this Agreement, (ii) any breach of any warranty or material misrepresentation made by Bancshares herein or in any schedule attached hereto or in any certificate or other instrument delivered by or on behalf of Bancshares pursuant hereto which relates to a warranty which pursuant to Section
10.3 survives the Closing, (iii) any liability of the Bank for taxes attributable to any period or portion thereof that ends on or before the Effective Date, and (iv) any liability for taxes of any affiliated group (as defined in Section 1504 of the Internal Revenue Code) of which the Bank is a member that are assessed against the Bank (or any successor by merger thereof or any deemed purchaser of the assets of the Bank pursuant to Treas. Reg. Section 1.1502-6, by contract, as transferee or successor, or otherwise, and (v) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal and accounting fees) whatsoever not expressly included and identified by nature and amount in the liabilities section of the Bank's Financial Statement caused by or arising out of any business or activities of the Bank prior to the Effective Date. The party to be indemnified hereunder shall give to the indemnifying party prompt written notice of the assertion of any third-party claim which might give rise to an indemnification obligation hereunder and the indemnifying party may undertake the defense thereof by representatives chosen by it, but acceptable to the indemnified party, which acceptance shall not be unreasonably withheld. If the indemnifying party, within a reasonable time after notice of any such claim, fails to defend, the indemnified party will have the right to undertake the defense, and compromise or settle any such claim on behalf of and for the account and risk of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such claim at any time prior to settlement, compromise or final determination. Notwithstanding the foregoing, if there is a reasonable probability that a claim may materially and adversely affect the indemnified party, other than as a result of money damages or other payments, the indemnified party shall have the right, at the cost and expense of the indemnifying party, to defend, compromise or settle such claim.

    9.9 INDEMNIFICATION BY COMPANY. The Company shall indemnify and hold harmless Bancshares and each of its directors, officers, agents and successors and assigns against all losses, damages and expenses (including reasonable attorneys' fees), caused by or arising out of (i) any breach or default in the performance by the Company of any covenant or agreement of the Company contained in this Agreement or (ii) any breach of any warranty or any material misrepresentation made by the Company herein or in any schedule attached hereto or in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto which relates to a warranty which pursuant to Section
10.3 survives the Closing. The party to be indemnified hereunder shall give to the indemnifying party prompt written notice of the assertion of any third-party claim which might give rise to an indemnification obligation hereunder and the indemnifying party may undertake the defense thereof by representatives chosen by it, but acceptable to the indemnified party, which acceptance shall not be unreasonable withheld. If the indemnifying party, within a reasonable time after notice of any such claim, fails to defend, the indemnified party will have the right to undertake the defense, and compromise or settle any such claim on behalf of and for the account and risk of the indemnifying party, subject to the right of the indemnifying party to assume the defense of such claim at any time prior to settlement, compromise or final determination. Notwithstanding the foregoing, if there is a reasonable probability that a claim may materially or adversely affect the indemnified party, other than as a result of monetary damages or other payments, the indemnified party shall have the right, at the cost and expense of the indemnifying party, to defend, compromise or settle such claim.

    9.10 RELOCATION OF BANK HEADQUARTERS. Receipt by the Bank of regulatory approval from the OTS for the relocation of its headquarters from Acworth, Georgia, to Columbia, South Carolina.

    9.11 PURCHASE AND ASSUMPTION. The Bank and First Alliance Bank shall have entered into and shall, prior to or contemporaneously with the Closing hereof, consummate the Purchase and Assumption Transaction pursuant to an agreement substantially in the form of Exhibit 1 attached hereto, as a result of which the financial position of the Bank will conform to the Bank Financial Statement referred to in Section 4.4 hereof.

    9.12 SUBSCRIPTION BY BANCSHARES. Bancshares shall have executed a subscription agreement for 833 shares of the Company Common Stock at the time of the Closing of this Agreement on terms and conditions mutually satisfactory to Bancshares and the Company.

                                     ARTICLE TEN
                                     TERMINATION

    10.1 TERMINATION. This Agreement may be terminated in any of the following ways:

    (a) By a vote of a majority of the Board of Directors of the Company or Bancshares in the event of a material breach by another Party of any representation, warranty, covenant or agreement contained herein which cannot be cured at or prior to the Effective Date; or

    (b) By a vote of a majority of the Board of Directors of the Company or Bancshares in the event that the stock purchase described herein shall not have been consummated by March 31, 1997, which date may be extended upon the mutual agreement of the Parties; or

    (c) By a vote of a majority of the Board of Directors of the Company or Bancshares in the event any approval of any governmental or other Regulatory Authority required for consummation of the transactions contemplated hereby shall have been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal.

    10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that the provisions of Sections 5.5, 7.5 and 11.1 of this Agreement shall survive any such termination and abandonment.

    10.3 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The respective representations, warranties, obligations, covenants and agreements of the Parties shall not survive the Effective Date except Sections 2.1, 4.1, 4.3, 4.13, 6.1, 6.2, 6.3, 9.8, 9.9, 11.1 and 11.2 of this Agreement. The representations, warranties, obligations, covenants and agreements of the Parties (a) under Sections 2.1, 11.1 and 11.2 of this Agreement shall survive only for a period of six months following the Closing, (b) under Sections 4.1 and 6.1 shall survive only for a period of three years following the Closing, and (c) under the remaining Sections shall survive only for the period during which a claim which serves as a basis for an asserted misrepresentation or, where applicable, a breach of warranty, obligation, covenant or agreement could be brought as an action under applicable law.


                                    ARTICLE ELEVEN
                                    MISCELLANEOUS

    11.1 EXPENSES. Each of the Parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

    11.2 BROKERS AND FINDERS. Each of the Parties represents and warrants that neither it nor any of its officers, directors, employees or affiliates has employed any broker or finder or incurred any liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by either the Company or Bancshares, as the case may be, agrees to indemnify and hold the other Party harmless of and from any such claim.

    11.3 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement contains the entire agreement between the Parties with respect to the transactions contemplated hereunder, and this Agreement supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

    11.4 AMENDMENTS. To the extent permitted by law, this Agreement may be amended by a subsequent writing signed by all of the Parties upon the approval of the Boards of Directors of each of the Parties.

    11.5 WAIVERS. Prior to or on the Effective Date, the Company shall have the right to waive any default in the performance of any term of this Agreement by Bancshares, to waive or extend the time for the compliance or fulfillment by Bancshares of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of the Company under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. Prior to or on the Effective Date Bancshares shall have the right to waive any default in the performance of any term of this Agreement by the Company, to waive or extend the time for the compliance or fulfillment by the Company of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Bancshares under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation.

    11.6 NO ASSIGNMENT. None of the Parties may assign any of its rights or obligations under this Agreement to any other person without the prior written consent of the other Party.

    11.7 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or by facsimile transmission or by registered or certified mail, postage prepaid, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         COMPANY:
              Donald S. Shapleigh, Jr.
              President
              7000 Peachtree Dunwoody Road
              Building 10, Suite 300
              Atlanta, GA  30328

         Copy to Counsel:
              Walter G. Moeling, IV, Esq.
              Powell, Goldstein, Frazer & Murphy
              Sixteenth Floor
              191 Peachtree Street, N.E.
              Atlanta, GA  30303


         BANCSHARES:
              Darrell D. Pittard
              Chairman of the Board and Chief Executive Officer
              2180 Atlanta Plaza
              950 East Paces Ferry Road
              Atlanta, GA  30326

         Copy to Counsel:
              Steven S. Dunlevie, Esq.
              Womble Carlyle Sandridge & Rice, PLLC
              Suite 700
              1275 Peachtree Street, N.E.
              Atlanta, GA  30309

    11.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia except to the extent federal law shall be applicable.

    11.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute one and the same instrument.

    IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers hereunto duly authorized, all as of the day and year first above written.

                                  COMPANY:

                                  NET.B@NK, INC.


                                  By:  /s/ Donald S. Shapleigh, Jr.
                                     -------------------------------------

                                  Print Name: Donald S. Shapleigh, Jr.
                                             -----------------------------

Attest:

/s/ Mary E. Johnson
-----------------------------------
Secretary

[CORPORATE SEAL]


                                  FIRST ALLIANCE/PREMIER
                                  BANCSHARES, INC.


                                  By:  /s/ Darrell D. Pittard
                                     -------------------------------------

                                  Print Name: Darrell D. Pittard
                                             -----------------------------

Attest:

/s/ Barbara J. Burtt
-----------------------------------
Secretary

[CORPORATE SEAL]

                                  FIRST AMENDMENT TO
                   AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

     This FIRST AMENDMENT (the "Amendment") to the Amended and Restated Stock Purchase Agreement (the "Agreement"), dated as of December 19, 1996, by and between NET.B@NK, Inc. (the "Company") and PREMIER BANCSHARES, INC. (formerly known as First Alliance/Premier Bancshares, Inc., "Bancshares") is entered into and made effective as of February 25, 1997. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement.

     WHEREAS, the parties hereto desire to amend the Agreement for the purpose of extending the termination date and modifying the amount of consideration the Company will pay to Bancshares.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Bancshares agree to amend the Agreement as follows:

     1. Section 2.2 of the Agreement is hereby amended by deleting the existing Section 2.2 thereof in its entirety and substituting in lieu thereof the following new Section 2.2:

     2.2 PURCHASE PRICE. In full consideration for the purchase by the Company of the Common Stock, the Company shall on the Effective Date
   (i) pay to Bancshares an amount in cash equal to the sum of the Bank's unimpaired capital at closing, and (ii) transfer to Bancshares 1,250 shares of the common stock of the Company (the "Company Common Stock") valued at $115.00 per share, which is the "agreed-upon" value of shares issued to certain of the Company's investors by the Company and is equal to not less than one and one-half percent (1.50%) of the Company Common Stock issued and outstanding as of February 25, 1997. For the purpose of this Agreement, the term "unimpaired capital" shall mean the sum of the Bank's paid in capital, capital surplus, retained earnings, and allocation for loan and lease losses with respect to any loans and leases, immediately following consummation of the Purchase and Assumption Transaction.

     2. Section 3.2 of the Agreement is hereby amended to extend the expiration of the permissible Effective Date to May 31, 1997.

     3. Section 9.12 of the Agreement is hereby amended to increase the number of shares referenced in the subscription agreement required of Bancshares to 1,250 of the Company Common Stock.

     4. Section 10.1(b) of the Agreement is hereby amended to extend the termination of the Agreement to May 31, 1997.

     5. Section 11.1 is hereby amended to provide at the end of Section 11.1 an additional sentence which provides as follows: "Notwithstanding anything contained herein to the contrary, the Company shall pay to Bancshares an amount in cash equal to $150,000.00 for the purpose of reimbursing Bancshares for its expenses incurred in connection with the consummation of the transactions contemplated by this Agreement, $30,000.00 of which shall be non-refundable and due and payable upon execution hereof and the remaining $120,000.00 shall be due and payable on the Effective Date."

     6. Except as hereinabove amended, the Agreement shall remain otherwise in full force and effect.

     7. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers hereunto duly authorized all as of the day and year first above written.

                                       NET.B@NK, INC.

Attest:

                                             /s/ D.R. Grimes
                                       By: ------------------------------------
                                           D.R. Grimes, Chief Executive Officer
/s/ Mary E. Johnson
------------------------------------
Secretary

          [CORPORATE SEAL]

                                       PREMIER BANCSHARES, INC.

Attest:

                                            /s/ Darrell D. Pittard
                                       By: ------------------------------------
                                           Darrell D. Pittard, Chairman of the
                                           Board and Chief Executive Officer
/s/ Barbara J. Burtt
------------------------------------
Secretary

          [CORPORATE SEAL]